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TECHDYNE, INC. AND SUBSIDIARIES
EXHIBIT 11 -- COMPUTATION OF EARNINGS PER SHARE
(UNAUDITED)


                                                                      Three Months Ended               Six Months Ended
                                                                            June 30,                       June 30,
                                                                  --------------------------      --------------------------
                                                                     1997            1996            1997            1996
                                                                  ----------      ----------      ----------      ----------
PRIMARY
Weighted average shares outstanding                                4,334,590       4,056,977       4,316,329       4,050,198

Net effect of dilutive stock options-based on the
    modified treasury stock method                                   552,432         696,512         554,300         645,732
                                                                  ----------      ----------      ----------      ----------
                                                                   4,887,022       4,753,489       4,870,629       4,695,930
                                                                  ==========      ==========      ==========      ==========

Net income                                                        $  269,762      $  129,156      $  605,084      $  519,419

Interest expense reduction from application of
  assumed proceeds from exercise of options and
  warrants in excess of 20% limitation as per
  modified treasury stock method                                      27,158                          33,393
                                                                  ----------      ----------      ----------      ----------
                                                                  $  296,920      $  129,156      $  638,477      $  519,419
                                                                  ==========      ==========      ==========      ==========

Net income per share                                              $      .06      $      .03      $      .13      $      .11
                                                                  ==========      ==========      ==========      ==========

FULLY DILUTED

Weighted average shares outstanding                                4,334,590       4,056,977       4,316,329       4,050,198

Assumed conversion of convertible promissory note                  1,749,563       1,834,214       1,737,315       1,828,667

Net effect of dilutive stock options-based on the
    modified treasury stock method                                   552,432         721,513         554,300         721,513
                                                                  ----------      ----------      ----------      ----------
                                                                   6,636,585       6,612,704       6,607,944       6,600,378
                                                                  ==========      ==========      ==========      ==========

Net income                                                        $  269,762      $  129,156      $  605,084      $  519,419

Adjustment for interest on convertible note                           43,630          41,246          86,649          84,464

Interest expense reduction per modified treasury stock
method                                                                27,158                          33,393
                                                                  ----------      ----------      ----------      ----------
                                                                  $  340,550      $  170,402      $  725,126      $  603,883
                                                                  ==========      ==========      ==========      ==========

Net income per share                                              $      .05      $      .03      $      .11      $      .09
                                                                  ==========      ==========      ==========      ==========

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